CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 13, 1998, with respect to the consolidated financial statements of Sports Holdings Corp. as at December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in this report on Form 8-K of The Hockey Company to be filed with the Securities and Exchange Commission on February 9, 1999.


                                                    /s/ Ernst & Young LLP
Montreal, Canada                                   -----------------------------
February 9, 1999                                        Chartered Accountants